QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-183602, Form S-3 No. 333-187896, Form S-3 No. 333-190939, Form S-8 No. 333-187897 and Form S-8 No. 333-182040) of OvaScience, Inc. and in the related Prospectus of our report dated February 27, 2014, with respect to the consolidated financial statements of OvaScience, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Boston, Massachusetts February 27, 2014

QuickLinks

  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm